Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

November 5, 2010

Cobra Electronics Corporation

6500 West Cortland Street

Chicago, IL  60707

Re:          800,000 Shares of Common Stock, Par Value $0.33 1/3 Per Share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Cobra Electronics Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 800,000 shares of common stock, par value $0.33 1/3 per share (the “Registered Shares”), of the Company, to be issued under the Cobra Electronics Corporation 2010 Equity Incentive Plan (the “Plan”) and the Preferred Stock Purchase Rights (the “Rights”) associated therewith.  The terms of the Rights are set forth in the Rights Agreement dated as of October 24, 2001 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as rights agent.

In rendering this opinion letter, we have examined and relied upon a copies of the Plan, the Rights Agreement, the Registration Statement, the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, as amended, and resolutions of the Board of Directors of the Company relating to each of the Plan and the Registration Statement.  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

1.             Each Registered Share that is newly issued under the Plan will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have adopted final resolutions authorizing the issuance and sale of such Registered Share as contemplated by the Plan; and (iii) either a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof upon payment of the agreed consideration therefor (not less than the par value thereof) or if any such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the purchaser thereof, upon payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the terms of the Plan.

2.             The Right associated with each Registered Share that is newly issued pursuant to the Plan will be validly issued when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) such Registered Share shall have been duly issued and paid for as set forth in paragraph 1 above.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance or sale of the Registered Shares or the associated Rights pursuant to the Plan.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC thereunder.

Very truly yours,

/s/ Sidley Austin LLP